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                                                                     Exhibit 4.7

             7 3/4% Senior Subordinated Notes due December 15, 2012

CUSIP No.                                                        $

                        ALLBRITTON COMMUNICATIONS COMPANY

promises to pay to _______________________ or registered assigns, the principal sum of _______________________________________________ Dollars on December 15,
2012.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

                                       Dated: ________________, 2002

                                       ALLBRITTON COMMUNICATIONS COMPANY


                                       BY:
                                           --------------------------
                                       Name: Stephen P. Gibson
                                       Title: Chief Financial Officer

                                       BY:
                                           ---------------------
                                           Name: Jerald N. Fritz
                                           Title: Senior Vice President
                                                   Legal and Strategic Affairs

                                                               (SEAL)

This is one of the Notes referred
to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY,
as Trustee

BY:
    -----------------------
    Name: Earl W. Dennison
    Title:   Vice President

             7 3/4% Senior Subordinated Notes due December 15, 2012

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER
     (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501 (a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR'), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ALLBRITTON COMMUNICATIONS COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF ALLBRITTON COMMUNICATIONS COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE

     TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

     1. Interest. Allbritton Communications Company, a Delaware corporation ("ACC" or the "Company"), promises to pay interest on the principal amount of this Note at the rate of 7 3/4% per annum from December 20, 2002 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement). ACC will pay interest semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, and; provided, further, that the first Interest Payment Date shall be June 15, 2003. ACC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; ACC shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     2. Method of Payment. ACC will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and interest at the office or agency of ACC maintained for such purpose within or without the City and State of New York, or, at the option of ACC, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium on, all Global Notes and all other Notes the Holders of $5,000,000 or more in aggregate principal amount of which shall have provided wire transfer instructions to ACC or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     3. Paying Agent and Registrar. Initially, State Street Bank and Trust Company, the Trustee under the Indenture, will act as Paying Agent and Registrar. ACC may change any Paying Agent or Registrar without notice to any Holder. ACC or any of its Restricted Subsidiaries may act in any such capacity.

     4. Indenture. ACC issued the Notes under an Indenture dated as of December 20, 2002 (the "Indenture") between ACC and the Trustee. ACC shall be entitled to issue Additional Notes (as defined in the Indenture) pursuant to
Section 2.14 of the Indenture. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"). The Notes are subject to all such terms and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general senior subordinated obligations of ACC.

     5. Subordination. The payment of principal of, premium, if any, and interest on the Notes shall be subordinated in right of payment as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

     6.   Optional Redemption.

     (a) Except as set forth in subparagraphs (b) and (c) below of this Paragraph 6, ACC shall not have the option to redeem the Notes prior to December 15, 2007. Thereafter, ACC shall have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

       Year                                              Percentage
       ----                                              ----------
       2007..........................................     103.875%
       2008..........................................     102.583%
       2009..........................................     101.292%
       2010 and thereafter...........................     100.000%

     (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 6, at any time on or prior to December 15, 2005, ACC shall have the option to redeem up to 35% of the aggregate principal amount of the Notes, including the original principal amount of any Additional Notes, issued on the Issuance Date at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable date of redemption, with the net proceeds of one or more public offerings of ACC Common Stock; provided that at least 65% of the aggregate principal amount of the Notes, including the original principal amount of any Additional Notes, issued on the Issuance Date remains outstanding immediately after the occurrence of such redemption and; provided further, that each such redemption shall occur within 60 days of the date of the closing of the applicable public offering.

     (c) At any time prior to December 15, 2005, upon a Change of Control, ACC shall have the option to redeem the Notes, in whole or in part, upon not less than 30 days' notice, within 180 days of such Change of Control, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest thereon, if any, to the applicable date of redemption, plus
(iii) the Applicable Premium.

     7.   Mandatory Redemption.

     ACC shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

     8.   Repurchase at the Option of Holder.

     (a) If there is a Change of Control, unless irrevocable notice of redemption for all of the Notes is given within 30 days after the occurrence of such Change of Control in accordance with the provisions of Article Three of the Indenture, ACC shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). On the last Business Day of the fiscal quarter of ACC next following the occurrence of a Change of Control, ACC shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. Prior to the commencement of a Change of Control Offer, but in any event within 90 days after the occurrence of a Change of Control, ACC shall (a) to the extent then required to be repaid, repay in full all outstanding Senior Debt, or (b) obtain the requisite consents, if any, under agreements governing all such Senior Debt to permit the redemption of Notes as provided for in Section 4.15 of the Indenture. ACC shall first comply with the requirements of the preceding sentence before it shall be required to repurchase Notes pursuant to Section 4.15 of the Indenture.

     (b) If ACC or a Restricted Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $5.0 million, ACC shall commence an offer to all Holders of Notes and all holders of Pari Passu Debt (an "Asset Sale Offer") pursuant to Section 3.10 of the Indenture to purchase the maximum principal amount of Notes and any Pari Passu Debt that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount (or accreted value, as applicable) thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture and the agreements governing such Pari Passu Debt, as applicable. To the extent that the aggregate amount of Notes and Pari Passu Debt tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, ACC (or such Restricted Subsidiary, as the case may be) may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by the holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from ACC prior to any related purchase date and may elect to have such Notes purchased by completing the form titled "Option of Holder to Elect Purchase" on the reverse of the Notes.

     9. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

     10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and ACC may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. ACC need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, ACC need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

     12. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of ACC's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

     13. Defaults and Remedies. Events of Default include: (i) the failure by ACC to pay interest on any of the Notes when the same becomes due and payable and the continuance of any such failure for 30 days (whether or not prohibited by Article 10 of the Indenture); (ii) the failure by ACC to pay principal of or premium, if any, on any of the Notes when and as the same shall become due and payable at maturity, upon acceleration, optional or mandatory redemption, required repurchase or otherwise (whether or not prohibited by Article 10 of the Indenture); (iii) the failure by ACC to comply with any of the provisions of Sections 4.07, 4.09 or 5.01 of the Indenture and continuance of such failure for 30 days after written notice is given to ACC by the Trustee or to ACC and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding; (iv) the failure by ACC to comply with any of its other agreements or covenants in the Notes or the Indenture and continuance of such failure for 60 days after written notice is given to ACC by the Trustee or to ACC and the Trustee by the Holders of 25% in aggregate principal amount of the Notes then outstanding; (v) an event of default occurs under any mortgage, indenture or other instrument governing any Debt of ACC or any of its Restricted Subsidiaries for borrowed money, whether such Debt now exists or shall hereafter be created, if (a) such event of default results from the failure to pay at maturity $5.0 million or more in principal amount of such Debt or (b) as a result of such event of default the maturity of $5.0 million or more in principal amount of such Debt has been accelerated prior to its stated maturity; (vi) any final judgments aggregating $5.0 million or more are rendered against ACC or any of its Restricted Subsidiaries that remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days; (vii) certain events of bankruptcy, insolvency or reorganization of ACC or any of its Restricted Subsidiaries; and (viii) the failure by ACC to redeem the 9 3/4% Debentures within 60 days of the Issuance Date. The Trustee must, within 90 days after the occurrence of a Default or Event of Default, give to the Holders notice of all uncured Defaults or Events of Default known to it; provided that, except in the case of a Default or Event of Default in payment on any Note, the Trustee may withhold such notice if a committee of its Responsible Officers in good faith determines that the withholding of such notice is in the interest of the Holders. ACC is required to furnish annually to the Trustee a certificate as to its compliance with the terms of the Indenture.

     14. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for ACC or its Affiliates, and may otherwise deal with ACC or its Affiliates, as if it were not the Trustee.

     15. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or Affiliate of ACC, as such, shall not have any liability for any obligations of ACC under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     16. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     18. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of the Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the A/B Exchange Registration Rights Agreement dated as of December 20, 2002 between ACC and the parties named on the signature pages thereof (the "Registration Rights Agreement").

     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, ACC has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     ACC will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

          Allbritton Communications Company
          808 Seventeenth Street, NW
          Suite 300
          Washington, D.C.  20006
          Attention:  Stephen P. Gibson, Chief Financial Officer

                                 ASSIGNMENT FORM

     To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint____________________________________________________ to
transfer this Note on the books of ACC. The agent may substitute another to act for him.

Date: ______________________

     Your Signature:
                    ------------------------------------------------------------
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you want to elect to have this Note purchased by ACC pursuant to Section
4.10 or 4.15 of the Indenture, check the box below:

     [ ]  Section 4.10          [ ]  Section 4.15

     If you want to elect to have only part of the Note purchased by ACC pursuant to Section 4. 10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $_______

Date: ____________         Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                            the Note)

                           Tax Identification No.: _____________________________

Signature Guarantee.

                       SCHEDULE OF EXCHANGES AND TRANSFERS

     The following decreases/increases in the principal amount evidenced by this Note have been made:

            Amount of          Amount of          Principal Amount
            decrease in        increase in        of this Global     Signature of
Date of     Principal          Principal          Note following     authorized officer
Exchange/   Amount of          Amount of          such decrease      of Trustee or
Transfer    this Global Note   this Global Note   or increase        Note Custodian
--------    ----------------   ----------------   -----------        --------------


